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                                                                    Exhibit 23.1
                                                                    ------------

                   Consent of KPMG LLP, Independent Auditors

The Board of Directors and Stockholders
LearningStar Corp.:

     We consent to the incorporation by reference in the registration statements (Nos. 333-75602, 333-64762, 333-64764 and 333-64766) on Form S-8 of
LearningStar, Corp. of our report dated February 8, 2002 except as to the last paragraph of note 10, which is as of March 21, 2002, relating to the consolidated balance sheets of LearningStar Corp. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, equity, and cash flows and the related financial statement schedule for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-K of LearningStar Corp.

                    /s/ KPMG LLP



San Francisco, California
March 28, 2002